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                                                                     EXHIBIT 3.1


                           ARTICLES OF INCORPORATION

                                       OF

                       COMMUNITY CAPITAL BANCSHARES, INC.


                                       1.

          The name of the Corporation is: "Community Capital Bancshares, Inc.."


                                       2.

          The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.


                                       3.

          The object of the Corporation is pecuniary gain and profit, and the Corporation is formed for the purpose of becoming and operating as a bank holding company and engaging in such related and permissible activities in connection therewith as the Board of Directors may from time to time specify by resolution.


                                       4.

          (a) The Corporation shall have the authority to issue ten million (10,000,000) shares of common stock (the "Common Stock"), $1.00 par value, and two million (2,000,000) shares of preferred stock (the "Preferred Stock").

          (b) The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Georgia to establish from time to time the number of shares to be included in each such series, and to
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fix the designation, powers, preferences, and relative rights of the shares of each such series and the qualifications, or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (i) The number of shares constituting that series and the distinctive designation of that series;

          (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

          (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

          (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;


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          (vii)     The rights of the shares of that series in the event of
                    voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (viii) Any other relative rights, preferences and limitations of that series.


                                       5.

          The initial registered office of the Corporation shall be at 430 Tift Avenue, Albany, Georgia 31701. The initial registered agent of the Corporation at such address shall be Robert E. Lee.


                                       6.

          The mailing address of the initial principal office of the corporation is P.O. Box 46, Albany, Georgia 31702.


                                       7.

          (a) The Board of Directors shall be divided into three (3) classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director in Class I shall be elected to an initial term of one (1) year, each director in Class II shall be elected to an initial term of two (2) years, each director in Class III shall be elected to an initial term of three (3) years, and each director shall serve until the election and qualification of his or her successor or until his or her earlier resignation, death or removal from office. Upon the expiration of the initial terms of office for each Class of directors, the directors of each Class shall be elected for terms of three (3) years, to


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serve until the election and qualification of their successors or until their earlier resignation, death or removal from office.

          (b) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 7 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


                                       8.

          (a) Except as provided in paragraph (b) of this Article 8, the Board of Directors shall have the right to adopt, amend or repeal the bylaws of the Corporation by the affirmative vote of a majority of all directors then in office, and the shareholders shall have such right by the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

          (b) Notwithstanding paragraph (a) of this Article 8, any amendment of the bylaws of the Corporation changing the number of directors shall require the affirmative vote of two-thirds (2/3) of all directors then in office or the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


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                                       9.

          (a) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed without cause only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

          (b) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed with cause only by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

          (c) For purposes of this Article 9, a director of the Corporation may be removed for cause if (i) the director has been convicted of a felony;
(ii) any bank regulatory authority having jurisdiction over the Corporation requests or demands the removal; or (iii) at least two-thirds (2/3) of the directors of the Corporation then in office, excluding the director to be removed, determine that the director's conduct has been inimical to the best interests of the Corporation.

          (d) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 9 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


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                                      10.

          The initial Board of Directors of the Corporation shall consist of fifteen (15) members who shall be and whose addresses are:

        Robert Beauchamp                     757 Highway 32W
                                             Leesburg, Georgia 31763

        Bennett Cotten                       2608 Kenilworth Drive
                                             Albany, Georgia 31707

        Glenn Dowling                        880 Tallahassee
                                             Albany, Georgia 31707

        Mary Helen Dykes                     1618 N. Valencia Drive
                                             Albany, Georgia 31707

        Charles M. Jones III                 907 Third Avenue
                                             Albany, Georgia 31707

        Van C. Knowles                       3503 Old Dawson Road
                                             Albany, Georgia 31707

        C. Richard Langley                   2811 W. Doublegate Drive
                                             Albany, Georgia 31707

        Robert E. Lee                        5101 Old Dawson Road
                                             Albany, Georgia 31707

        Corinne Martin                       2344 Winchester Drive
                                             Albany, Georgia 31707

        W.F. McAfee III                      1205 Pinecrest
                                             Albany, Georgia 31707

        Mark Shoemaker                       920 Third Avenue
                                             Albany, Georgia 31701

        Jane Anne Sullivan                   3707 Hidden Hill Court
                                             Albany, Georgia 31707

        John P. Ventulette, Jr.              2504 Cooleewahee Cove Court
                                             Albany, Georgia 31707


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        Lawrence B. Willson                  627 5th Avenue
                                             Albany, Georgia 31707

        James D. Woods                       3402 Wexford Road
                                             Albany, Georgia 31707


                                      11.

          (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages, for breach of any duty as a director, except for liability for:

                  (i) any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

                  (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                  (iii) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with unlawful distributions of corporate assets to shareholders; or

                  (iv) any transaction from which the director derived an improper material tangible personal benefit.

          (b) Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          (c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 11 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


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                                      12.

          Any action required by law or by the Bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation, and any action which may be taken at such a meeting, may be taken without a meeting, if written consent, setting forth the action so taken, is signed by persons entitled to vote at a meeting those shares having sufficient voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Notice of such action without a meeting by less than unanimous written consent shall be given within ten (10) days after taking such action to those shareholders of record on the date when the written consent is first executed and whose shares were not represented on the written consent.

                                      13.

          (a) Approval of any merger or share exchange of the Corporation with or into any other corporation, or any sale, lease, exchange or other disposition of substantially all of the assets of the Corporation to any other corporation, person or other entity, shall require either:

                  (i) the affirmative vote of two-thirds (2/3) of the directors of the Corporation then in office and the affirmative vote of a majority of the issued and outstanding shares of the corporation entitled to vote; or

                  (ii) the affirmative vote of a majority of the directors of the Corporation then in office and the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote.


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          (b)     The Board of Directors shall have the power to determine for the purposes of this Article 13, on the basis of information known to the Corporation, whether any sale, lease or exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation.

          (c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 13 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                      14.

          (a) The Board of Directors, when evaluating any offer of another party (i) to make a tender offer or exchange offer for any equity security of the Corporation, (ii) to merge or consolidate any other corporation with the Corporation, or (iii) to purchase or otherwise acquire all or substantially all of the assets of the Corporation, shall, in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation: (A) the short-term and long-term social and economic effects on the employees, customers, shareholders and other constituents of the Corporation and its subsidiaries, and on the communities within which the Corporation and its subsidiaries operate (it being understood that any subsidiary bank of the Corporation is charged with providing support to and being involved in the communities it serves); and (B) the consideration being offered by the other party in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity.


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          (b)     Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 14 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.


                                      15.

          Should any provision of these Articles of Incorporation, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of these Articles of Incorporation shall remain valid and fully enforceable.


                                      16.

         The name and address of the incorporator of the Corporation is:

                          Robert E. Lee
                          5101 Old Dawson Road
                          Albany, Georgia  31707


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         IN WITNESS WHEREOF, the undersigned has caused these Articles of
Incorporation to be executed, this ____ day of _____________, 1998.


                                  COMMUNITY CAPITAL BANCSHARES, INC.



                                  ----------------------------------
                                  BETH LANIER
                                  Attorney for Incorporator



POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
Sixteenth Floor
191 Peachtree Street, N.E.
Atlanta, Georgia  30303
(404) 572-6600


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